                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Post-Effective Amendment No. 5 to the Form S-8 Registration Statement File No. 2- 69991, into the Company's previously filed Post-Effective Amendment No. 3 to the Form S-8 Registration Statement File No. 2-66025, into the Company's previously filed Form S-8 Registration Statement File No. 33-37366 and into the Company's previously filed Form S-8 Registration Statement File No. 33-37367.




                                        ARTHUR ANDERSEN LLP

 Dallas, Texas,
 September 19, 1996